UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2004

Huttig Building Products, Inc.

Savings and Profit Sharing Plan

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 240, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

(314) 216-2600

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report:

Item 4.	Changes to Registrant’s Certifying Accountants

(a)	Previous Independent Accountants

(1)	On March 19, 2004, Huttig Building Products, Inc. (the “Company”), plan sponsor of the Huttig Building Products Inc. Savings and Profit Sharing Plan (the “Plan”), dismissed Deloitte & Touche LLP as the independent auditors, effective immediately for the Company and the Plan.

(2)	The decision to dismiss Deloitte & Touche LLP was approved by the Audit Committee of the Company’s Board of Directors.

(3)	The reports of Deloitte & Touche LLP on the Plan’s financial statements as of and for the fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

(4)	During the Plan’s fiscal years ended December 31, 2002 and 2001, and the subsequent period through March 19, 2004, there were no disagreements between the Plan and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (within the meaning of Item 304(a)(1)(iv) of Regulation S-K), and there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K).

(5)	The Plan provided Deloitte & Touche LLP with a copy of this Current Report on Form 8-K no later than the date this report was filed with the Securities and Exchange Commission and requested that Deloitte & Touche LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	New Independent Accountants

Effective March 19, 2004, the Registrant engaged KPMG LLP as its new independent accountants with respect to the Plan. Prior to its appointment as independent accountants, KPMG LLP had not been consulted by the Registrant on any of the matters referenced in Regulation S-K Item 304(a)(2).

Item 7.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Proforma Financial Information

Not Applicable

(c)	Exhibits
16.1	Letter of Deloitte & Touche LLP as to change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC. SAVINGS AND PROFIT SHARING PLAN
By:	HUTTIG BUILDING PRODUCTS, INC. As Plan Sponsor of the foregoing Plan

By:	/s/ Thomas S. McHugh
Thomas S. McHugh Vice President – Finance and Chief Financial Officer

Date: June 28, 2004

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter of Deloitte & Touche LLP as to change in certifying accountant.